SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 23, 2007

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

              Nevada                                           0-7246                                        95-2636730

(State or Other Jurisdiction                       (Commission                                (IRS Employer

          of Incorporation)                                    File Number)                                Identification No.)

120 Genesis Blvd.; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

no change

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2007, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (SEC) with regard to its Annual Report on Form 10-K for the year ended December 31, 2006 (2006 Form 10-K), indicating that the Company would not be able to timely file its 2006 Form 10-K, nor could it represent that it would be able to file its 2006 Form 10-K by the extended due date of April 2, 2007.

Based on the foregoing and as anticipated, on March 21, 2007, the Company received a NASDAQ Staff Determination notifying the Company that the failure to timely file the 2006 Form 10-K constitutes a failure to satisfy the filing requirement for continued listing under NASDAQ Marketplace Rule 4310(c)(14) and, therefore, the Company's securities are subject to delisting from the NASDAQ Global Select Market.  The Company intends to request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination.  The hearing request will stay the suspension of the Company's securities pending the issuance of the Panel's decision.  However, there can be no assurance that the Panel will grant the Company's request.

Item 8.01.      Other Events

On March 19, 2007, the Company announced that it filed a notification late filing with the SEC for its Annual Report on Form 10-K for the year ended December 31, 2006.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1 - News release dated March 19, 2007.

Exhibit 99.2 - News release dated March 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  March 23, 2007

By  /s/ Richard W. McCullough

      Richard W. McCullough

      Chief Financial Officer